UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2008

DDi Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-30241	06-1576013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 Simon Circle Anaheim, California	92806
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 688-7200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 20, 2008, Dynamic Details, Inc., the Company’s wholly-owned operating subsidiary, entered into agreements with the Swenson Family Limited Partnership and EMC Associates L.P. to amend the real property leases covering the Company’s Anaheim manufacturing facility and corporate headquarters. The amendments extend the lease terms for the premises until September 30, 2009. The leases cover 90,000 square feet, with an aggregate monthly rent of $86,474 per month. A copy of the lease amendments are attached hereto as Exhibits 99.1 – 99.4 and are incorporated herein by reference. The foregoing description of the lease amendments is qualified in its entirety by reference to Exhibits 99.1 – 99.4.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Amendment No. 4 to Real Property Master Lease Agreement dated March 20, 2008 between The Swenson Family Limited Partnership and Dynamic Details, Incorporated

99.2	First Amendment to Lease Agreement dated March 20, 2008 between EMC Associates, L.P. and Dynamic Details, Incorporated

99.3	First Amendment to Lease Agreement dated March 20, 2008 between EMC Associates, L.P. and Dynamic Details, Incorporated

99.4	First Amendment to Lease Agreement dated March 20, 2008 between EMC Associates, L.P. and Dynamic Details, Incorporated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, DDi Corp. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DDi CORP.

Date: March 24, 2008	By:	/s/ Kurt E. Scheuerman
Kurt E. Scheuerman
Vice President & General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Amendment No. 4 to Real Property Master Lease Agreement dated March 20, 2008 between The Swenson Family Limited Partnership and Dynamic Details, Incorporated

99.2	First Amendment to Lease Agreement dated March 20, 2008 between EMC Associates, L.P. and Dynamic Details, Incorporated

99.3	First Amendment to Lease Agreement dated March 20, 2008 between EMC Associates, L.P. and Dynamic Details, Incorporated

99.4	First Amendment to Lease Agreement dated March 20, 2008 between EMC Associates, L.P. and Dynamic Details, Incorporated